SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                               FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                           February 13, 2006
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------


            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                    Federal Way, Washington 98063-9777
                  (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

-----	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)
-----	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
-----	Pre-commencement communications pursuant to Rule 14d-2(b)
	under the Exchange Act(17 CFR 240.14d-2(b))
-----	Pre-commencement communications pursuant to Rule 13e-4(c)
	under the Exchange Act(17 CFR 240.13e-4(c))


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TABLE OF CONTENTS

ITEM 7.01. REGULATION FD DISCLOSURE

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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON D.C., 20549

ITEM 7.01. REGULATION FD DISCLOSURE

On February 13, 2006, Weyerhaeuser Company issued a press release stating the following:

Weyerhaeuser Real Estate Company Completes Acquisition of Phoenix Based Maracay Homes

FEDERAL WAY, Wash. - Weyerhaeuser Real Estate Company (WRECO), a subsidiary of Weyerhaeuser Company, today announced that it has completed the acquisition of Maracay Homes LLC, a privately held homebuilder located in Phoenix, Arizona.

Price and terms of the transaction were not disclosed.

WRECO said the acquisition is part of its planned growth strategy. Maracay Homes controls more than 8,000 lots in the Phoenix market and closed approximately 650 homes last year. It has near term expansion plans into the Tucson market.

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2005, sales were $22.6 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.

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SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WEYERHAEUSER COMPANY

                                     By   /s/ Steven J. Hillyard
                                          ---------------------------
                                     Its: Vice President and
                                          Chief Accounting Officer
Date:  February 13, 2006
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